Exhibit (13)(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement on Form N-3 (the “Registration Statement”) of our report dated February 19, 2021 relating to the financial statements of TIAA Separate Account VA-1 indicated in our report. We also consent to the reference to us under the headings “Experts”, “Independent Registered Public Accounting Firm”, “Separate Account Financial Statements”, and “Condensed Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 21, 2021